EXHIBIT 10.1.8
                       SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (the "Agreement") is made, executed and entered into this 10th day of June, 1996, between and among LAMAR E. OZLEY, JR., as Trustee for the former shareholders of Ozdon Investments, Inc. listed on Exhibit "A" ("Secured Party"), and NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION and OZDON INVESTMENTS, INC. (collectively referred to herein as "Pledgor").


                       W I T N E S S E T H:


     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I
                        SECURITY INTEREST

     Pledgor hereby creates and grants to the Secured Party a security interest in the property described in Article II hereof to secure the payment and performance of the obligations of Pledgor to the Secured Party set forth in Article III hereof.

                            ARTICLE II
                            COLLATERAL

     The property in which the security interest is created is all of Pledgor's right, title and interest in and to the net cash flow generated from the Gold Rush Casino now owned by Pledgor, subject, however, to any prior claims by Springhill Bank & Trust Co. (hereinafter referred to as the "Collateral").

                           ARTICLE III
                        OBLIGATION SECURED

     This Agreement shall secure the payment and performance of the Obligation of Pledgor to Secured Party. The term
"Obligation", as used herein, means:

     (i) all principal and interest accruing under those certain notes payable to the former shareholders of Ozdon Investments, Inc. in the original principal amounts set forth on Exhibit "A" (such notes hereinafter individually and collectively referred to as the "Note"), including interest, collection and attorneys' fees as therein provided;

     (ii) all loans and advances which Secured Party may hereafter make to Pledgor but insofar and only insofar as same relate to this Agreement or the Note payable to Secured Party;

     (iii) all indebtedness and liabilities of Pledgor to Secured Party at any time arising under the terms thereof and all renewals and extensions thereof, or any part thereof;

     (iv) performance and discharge of each and every obligation, covenant and agreement of Pledgor herein contained; and

     (v) any and all renewals or extensions of any of the foregoing debts, obligations and liabilities or any part thereof.

                            ARTICLE IV
              WARRANTY AND REPRESENTATION OF PLEDGOR

     Pledgor represents and warrants that:

     (i) Pledgor has full authority and capacity to execute and deliver this Agreement;

     (ii) no financing statement covering the Collateral, or any part thereof, has been filed with any filing officer;

     (iii) no other security agreement covering the Collateral, or any part thereof, has been made and no security interest, other than the one herein created, has attached or been perfected in the Collateral or in any part thereof;

     (iv) no dispute, right of setoff, counter-claim or defense exists with respect to all or any part of the Collateral;

     (v) except for matters arising by reason of state or federal securities laws, there are no restrictions upon the transfer of any of the Collateral;

     (vi) Pledgor has the right to transfer the Collateral free of any liens, claims or encumbrances and without obtaining the consent of any other party which has not already been obtained, and the transfer of the Collateral will not result in a default under any agreement to which Pledgor is a party; and

     (vii)     Pledgor is the owner of the Collateral.

                            ARTICLE V
               COVENANTS AND OBLIGATIONS OF PLEDGOR

     Pledgor covenants and agrees to:

     (i)  Intentionally left blank;

     (ii) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental writings, financing statements and continuation statements, and do all other acts or things, as Secured Party may reasonably request in order to more fully evidence and perfect the security interest herein created;

     (iii)     promptly furnish Secured Party with any
information which Secured Party may reasonably request concerning the Collateral;

     (iv) allow Secured Party to inspect all records of Pledgor relating to the Collateral, and to make and take away copies of such records;

     (v) promptly notify Secured Party of any change in any fact or circumstance warranted or represented by the Pledgor in this Agreement or in any other writing furnished by Pledgor to Secured
Party in connection with the Collateral;

     (vi) promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest therein, and at the request of Secured Party, appear in and defend, at Pledgor's expense, any such action or proceeding; and

     (vii) promptly notify Secured Party of any change of address of Pledgor.

     Pledgor further covenants and agrees that, without the prior written consent of Secured Party, Pledgor will not: (a) sell, assign or transfer any of Pledgor's rights in the Collateral; or
(b) create any other security interest in, or otherwise encumber, the Collateral, or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance or security agreement of any kind or character.

     Should the Collateral, or any part thereof, ever be in any manner converted by the Company into another type of property or any money or other proceeds ever be paid or delivered to Pledgor as a result of Pledgor's rights in the Collateral, then, in any such event, all such property, money and other proceeds shall become part of the Collateral, shall be held by Pledgor in trust for the benefit of Secured Party, and Pledgor covenants to forthwith pay or deliver to Secured Party all of the same and, at the same time, if Secured Party deems it necessary and so requests, Pledgor will properly endorse or assign the same. With respect to any of such property of a kind requiring an additional security agreement, financing statement or other writing to perfect a security interest therein in favor of Secured Party, Pledgor will forthwith execute and deliver to Secured Party whatever the Secured Party shall reasonably deem necessary or proper for such purpose. Should any covenant or agreement of Pledgor fail to be performed in accordance with its terms, Secured Party may, but never shall be obligated to, perform or attempt to perform such covenant or agreement on behalf of Pledgor and Pledgor agrees to pay to Secured Party any such amount reasonably expended by Secured Party in such performance or attempted performance, together with interest thereon at the rate specified in the Note.

                            ARTICLE VI
     EVENTS OF DEFAULT; RIGHTS OF SECURED PARTY UPON DEFAULT

     The term "default", as used herein, means the occurrence of any of the following events:

     (i) the failure of Pledgor to pay (a) any installment of principal or interest under the Note or (b) any other portion of the Obligation, which failure continues for thirty (30) calendar days after notice thereof from Secured Party to Pledgor.

     (ii) the failure of Pledgor to punctually and properly perform any material covenant or agreement contained herein or in the Note, which failure continues for thirty (30) calendar days after notice thereof from Secured Party to Pledgor.

     Upon the occurrence of a default, in addition to any and all other rights and remedies which Secured Party may then have hereunder, or under the Texas Uniform Commercial Code (the
"Code"), or otherwise, Secured Party, at his option, may:

     (i) declare the entire unpaid balance of principal of and all accrued interest on the Obligation immediately due and payable, without notice, demand, protest or presentment;

     (ii) reduce any claim against Pledgor to judgment and otherwise enforce collection of the same;

     (iii) foreclose or otherwise enforce his security interest in all or any part of the Collateral by any available judicial procedure;

     (iv) after notification, if any, as provided for herein, sell or otherwise dispose of, at such location chosen by Secured Party, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and for cash or upon credit or otherwise as Secured Party may reasonably determine, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral, shall not exhaust Secured Party's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligation has been paid in full), and at any such sale it shall not be necessary to exhibit the Collateral;

     (v) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment;

     (vi) buy the Collateral at any public sale; and

     (vii) buy the Collateral at any private sale if the Collateral is of a type customarily sold in a recognized market or is a type which is the subject of widely distributed standard price quotations.


     Secured Party shall have no duty to fix or preserve the rights against any other party having an interest in the Collateral, and shall never be liable for his failure to use diligence to collect any amount payable in respect to the Collateral, but shall be liable only to account to Pledgor for what Secured Party may actually collect or receive thereon. Pledgor agrees that the Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any of the Collateral, nor for informing Pledgor with respect to any thereof.

     Secured Party shall be entitled to apply the proceeds of any sale or other disposition of the Collateral in the following order: first, to the payment of all of Secured Party's reasonable expenses, including, without limitation, attorneys' fees and other legal expenses, incurred in holding and preparing the Collateral, or any part thereof, for sale or other disposition, in arranging for such sale or other disposition, and in actually selling the same; and next, toward payment of the balance of the Obligation in such order and manner as Secured Party, in his discretion, may deem advisable. Secured Party shall account to Pledgor for any surplus after making the foregoing application and, if any Collateral remains unsold, shall return such Collateral to Pledgor. If the proceeds are not sufficient to pay the Obligation in full, Pledgor shall be liable for any deficiency and shall be required to pay the same to Secured Party.

                           ARTICLE VII
                        RIGHTS OF PLEDGOR

     Unless and until occurrence of an event of "default" as herein defined, Pledgor shall have the right to use the Collateral in the business operations of Pledgor.

                           ARTICLE VIII
                ACKNOWLEDGMENT OF TRUSTEE'S RIGHTS

     Pledgor hereby acknowledges that Trustee is acting on behalf of the persons listed on Exhibit "A", jointly and severally, and shall have the right as against Pledgor to enforce each and every right and benefit of each of such persons against Pledgor under this Agreement.

                            ARTICLE IX
                       NOTIFICATION OF SALE

     Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgor at the address set forth on the signature page hereof, and to any other person entitled under the Code to notice.

                            ARTICLE X
                       FINANCING STATEMENT

     Secured Party shall have the right at any time to file this Agreement, or a photographic or other reproduction hereof, as a financing statement, and to attach to the same a description of all Collateral at the time subject to this Agreement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Agreement.

                            ARTICLE XI
                       REMEDIES CUMULATIVE

     All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligation, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise by Secured Party of other rights or remedies.

                           ARTICLE XII
             TRANSFER AND ASSIGNMENT BY SECURED PARTY

     The rights, powers and interests held by Secured Party hereunder, together with the Collateral, may be transferred and assigned by Secured Party, in whole or in part, at such time and upon such terms as he may deem advisable to any person who shall acquire any part of the Obligation, and upon any such transfer or assignment, the transferee or assignee shall succeed to all the rights and powers of, and be subject to the duties and obligations of, Secured Party hereunder to the extent of any such transfer and assignment.

                           ARTICLE XIII
                 NO WAIVER OF RIGHTS OR REMEDIES

     Should any part of the Obligation be payable in installments, the acceptance by Secured Party at any time and from time to time of part payment of the aggregate amount of all installments then matured shall not be deemed to be a waiver of the default, if any, then existing. No waiver by Secured Party of any default shall be deemed to be a wavier of any other subsequent default, nor shall any such waiver by Secured Party be deemed to be a continuing waiver. No modification or waiver of any provision of this agreement or of any promissory note or other security agreement, mortgage, deed of trust, assignment or contract of any kind evidencing or securing payment of the Obligation, or any part thereof, shall be effective unless the same shall be in writing and signed by Secured Party. No delay or omission by Secured Party in exercising any right or power hereunder, or under any other writings executed by Pledgor as security for or in connection with the Obligation, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of Secured Party hereunder or under such other writings.

                           ARTICLE XIV
                          BINDING EFFECT

     This Agreement shall be binding on Pledgor and Pledgor's successors and assigns and shall inure to the benefit of Secured
Party and Secured Party's successors and assigns.


                            ARTICLE XV
                          LAW GOVERNING

     All obligations of Pledgor under this Agreement are performable in Collin County, Texas. This Agreement shall be deemed made in Collin County, Texas and shall be governed by, and construed in accordance with, the laws of the State of Texas.

                           ARTICLE XVI
                             HEADINGS

     All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or any of the provisions hereof.

                           ARTICLE XVII
                           SEVERABILITY

     All agreements and covenants contained herein are severable and in the event that any of them shall be held to be invalid by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

                          ARTICLE XVIII
                TERMINATION OF SECURITY AGREEMENT

     Upon the payment by Pledgor of all principal and accrued interest due pursuant to the terms of the Note and payment by Pledgor of the remainder of the Obligation, if any, this Agreement shall terminate.

                           ARTICLE XIX
                             NOTICES

     Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below beside each party's signature hereto (or at such other address as such party shall specify to the other parties in writing), or if sent by registered mail, on the third business day after the day on which mailed, addressed to such party at the same address.

                           ARTICLE XX
                         ENTIRE AGREEMENT

     This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to the subject matter hereof.

                           ARTICLE XXI
                      WAIVERS AND AMENDMENTS

     No term or condition of this Agreement shall be deemed to have been waived nor shall there by any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by the parties hereto.

                           ARTICLE XXII
                      MULTIPLE COUNTERPARTS

     This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
     EXECUTED by Pledgor and Secured Party effective the date and year first above written.

ADDRESS AND TELECOPY NUMBER        PLEDGOR:
FOR NOTICES TO PLEDGOR:

Address of Payee:                  NORTH AMERICAN GAMING AND
                                   ENTERTAINMENT CORPORATION
777 East 15th Street
Plano, Texas  75074
Fax: (214) 423-0303                By:    /s/ George J. Akmon
                                        George J. Akmon, Executive
                                        Vice President

Address of Payee:                  OZDON INVESTMENTS, INC.

777 East 15th Street
Plano, Texas  75074                By:     /s/ George J. Akmon
Fax: (214) 423-0303                     George J. Akmon, President

ADDRESS AND TELECOPY NUMBER        SECURED PARTY:
FOR NOTICES TO SECURED PARTY:

777 East 15th Street               ______________________________
Plano, Texas 75074                 Lamar E. Ozley, Jr., Trustee
Fax: (214) 423-0303

                           Exhibit "A"
                                to
                        Security Agreement




     Listed below is the name, address and original principal amount of the Note payable to each of the following former shareholders of Ozdon Investments, Inc.:
                                             Original Principal
                                                   Amount
     Name                Address                   of Note

P & J Williams, LLC      903 E. Main
                         New Roads, LA 70760      $465,000.00

Lamar E. Ozley, Jr.      6306 Mill Point Cir.
                         Dallas, TX 75248          465,000.00

Chris Ozley              6306 Mill Point Cir.
                         Dallas, TX 75248           20,000.00

Jennie Ozley             6306 Mill Point Cir.
                         Dallas, TX 75248            7,500.00

J. Larry Jordon          c/o Homer Memorial
                         Hospital                   20,000.00
                         PERSONAL AND CONFIDENTIAL
                         620 East College
                         Homer, LA 71040

E. Roy Jones             c/o Bonnie & Clyde Trade
                         Days                       17,500.00
                         P. O. Box 243
                         Arcadia, LA 71001

Ed Jones                 c/o Bonnie & Clyde Trade
                         Days                        2,500.00
                         P. O. Box 243
                         Arcadia, LA 71001

J.R. Barnes              P. O. Box 875
                         Georgetown, TX 78627        2,500.00